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                                                                   Exhibit 23.3

              Consent of Ernst & Young LLP, Independent Auditors

    We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement on Form S-3 of FLIR Systems, Inc. of our report dated February 19, 1999 with respect to the consolidated financial statements and schedule of Inframetrics, Inc. for the year ended December 31, 1998, included (not presented separately) in the Annual Report (Form 10-K) of FLIR Systems, Inc. for the year ended December 31, 2000.

                                          /s/ ERNST & YOUNG LLP

Boston, Massachusetts
December 7, 2001